Calculation of Filing Fee Tables
S-8
CHECK POINT SOFTWARE TECHNOLOGIES LTD
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, par value NIS 0.01 per share	Other	4,063,823	$ 139.76	$ 567,959,902.48	0.0001381	$ 78,435.26
Total Offering Amounts:						$ 567,959,902.48		$ 78,435.26
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 78,435.26
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the Check Point Software Technologies Ltd. 2005 Israel Equity Incentive Plan, as amended, and the Check Point Software Technologies Ltd. 2005 United States Equity Incentive Plan, as amended (collectively, the "Plan") by reason of any share dividend, share split, recapitalization or similar transaction effected without the Registrant's receipt of consideration that would increase the number of outstanding ordinary shares. (2) Represents the additional 4,063,823 ordinary shares issuable under the Plan. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act based on the average of the high ($143.70) and low ($135.82) prices of the ordinary shares on The Nasdaq Stock Market LLC on March 27, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources